Exhibit 99.1

Meridian Corporation Provides Details to NASDAQ Notice

Malvern, PA., May 23, 2019 – Meridian Corporation (the “Corporation”), (NASDAQ: MRBK), the parent company for Meridian Bank (the “Bank”), today announced that on May 21, 2019 the Corporation received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“NASDAQ”) stating that NASDAQ has determined that the Corporation is  not in  compliance with NASDAQ Listing Rule 5250(c)(1) due to the Corporation’s failure to timely file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 31, 2019 with the Securities and Exchange Commission (the “SEC”).

The NASDAQ letter notes that the Corporation is required to submit a  plan to regain compliance with the NASDAQ’s filing requirements for continued listing within 60 calendar days of the date of the NASDAQ notification letter. Upon acceptance of the Corporation’s compliance plan, NASDAQ is  permitted to  grant an extension of  up to  180 days from the Form 10-Q’s filing date for the Corporation to  regain compliance with NASDAQ’s filing requirements for continued listing. The NASDAQ notice has no immediate effect on the listing or trading of the Corporation’s common stock on the NASDAQ Capital Market.

The Corporation anticipates that it will file its Form10-Q with the SEC on or about May 24, 2019 and thereby regain compliance with the NASDAQ continued listing requirements eliminating the need for the Corporation to submit a  formal plan to regain compliance.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey and Delaware with a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also has a broad menu of high-yield depository products supported by robust online and mobile access. Learn more at www.meridianbanker.com. Equal Housing Lender. Member FDIC.

"Safe Harbor" Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K for the year ended December 31, 2018) and, for periods prior to the completion of the holding company reorganization, Meridian Bank’s filings with the FDIC, including Meridian Bank’s Annual Report on Form 10‑K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10‑Q and current reports on Form 8‑K that update or provide information in addition to the information included in the Form 10‑K and Form 10‑Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.